Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated November 11, 2004 relating to the financial statements of Spectra-Physics (as defined in Note 1 to the financial statements), which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 10, 2005